Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Targeted Medical Pharma, Inc.
2980 Beverly Glen Circle
Suite 301
Los Angeles, California

We hereby consent to the use in the Registration Statement on Form S-1/A Amendment No. 3 of our report dated April 14, 2011 relating to the consolidated financial statements of Targeted Medical Pharma, Inc. which is contained in that Registration Statement.  We also consent to the reference to us under the caption, “Experts”, in this Registration Statement.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
November 9, 2011